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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)      December 22, 2000
                                                 ------------------------------



                         American Restaurant Group, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


              33-48183                                   33-0193602
      ------------------------              -----------------------------------
      (Commission File Number)              (I.R.S. Employer Identification No.)


   4410 El Camino Real, Suite 201 Los Altos, CA                 94022
   ---------------------------------------------------------------------
    (Address of Principal Executive Offices)                  (Zip Code)


                                 (650) 949-6400
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE



American Restaurant Group, Inc. (the "Company") purchased $16 million of the Company's 11 1/2% Senior Secured Notes due 2003 (the "11 1/2% Notes") pursuant to the Company's offer to purchase up to $16,000,000 of the 11 1/2% Notes launched November 22, 2000. The purchase price of the 11 1/2% Notes was par, plus accrued and unpaid interest thereon. All $158,600,000 of the 11 1/2% Notes were validly tendered. The Company purchased the 11 1/2% Notes on a pro rata basis (with a proration factor of approximately 10% with appropriate adjustments to avoid purchases of the 11 1/2% Notes in a principal amount other than an integral of $1,000).



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


99.1 Press Release




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         AMERICAN RESTAURANT GROUP, INC.
                                         -------------------------------
                                                   (Registrant)




Date:    December 22, 2000               By:  /s/ Ralph S. Roberts
         -----------------                 ---------------------------
                                                  Ralph S. Roberts
                                           Chief Executive Officer and President